LAXAGUE LAW, INC.

1 East Liberty, Suite 600

Reno, NV 89501

(775) 234-5221

Email: joe@laxaguelaw.com

October 19, 2015

iWallet Corp.

7394 Trade Street

San Diego, California 92121

Dear Sirs:

We have acted as counsel for iWallet Corporation, a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of 3,000,000 shares of the Company’s common stock (the “Shares”) issuable under the iWallet Corp. 2015 Incentive Plan (the “Plan”).  This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books, including resolutions of the board of directors approving the Plan and; (e) the Plan; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized, and when the Registration Statement has become effective under the Act and the Shares are issued pursuant to the terms of the Plan, such Shares will be legally issued, fully paid and non-assessable shares of the Company’s common stock.

We hereby consent to the inclusion of our name and use of our opinion in connection with the Form S-8 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, iWallet Corporation.

Very truly yours,

Laxague Law, Inc.

By:/s/ Joe Laxague

     Joe Laxague, Esq.